EXHIBIT 10.20
Form of
INDEMNIFICATION AGREEMENT

This Agreement, dated as of the [●] day of [●], 202[●] between Hope Bancorp, Inc., a Delaware corporation (the “Corporation”), and [●] (“Indemnitee”).
WHEREAS, it has come to the attention of the Board of Directors of the Corporation (the “Board”) that in certain circumstances highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection from the risk of liability due to claims and actions against them arising out of their service to and activities on behalf of such corporations;
WHEREAS, it has also come to the attention of the Board that, in this regard, the difficulty of maintaining adequate liability insurance and the uncertainties related to indemnification for directors and officers have increased the difficulty of attracting and retaining such highly competent persons;
WHEREAS, the Board has determined that an increased difficulty in attracting and retaining such highly competent persons is detrimental to the best interests of the Corporation and its stockholders and that persons serving the Corporation should be assured they will have adequate protection from certain liabilities;
WHEREAS, it is reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law, so that such persons will serve or continue to serve the Corporation, free from undue concern that they will not be adequately indemnified;
WHEREAS, this Agreement is a supplement to and in furtherance of any rights granted under the Second Amended and Restated Certificate of Incorporation of the Corporation, or the Amended and Restated Bylaws of the Corporation, and any resolutions adopted pursuant thereto, and shall not be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and
WHEREAS, Indemnitee is willing to serve the Corporation in the capacity or capacities in which he or she serves, to continue so to serve and, if appropriate, to take on additional service for or on behalf of the Corporation on the condition that Indemnitee be indemnified according to the terms of this Agreement.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:
Section 1.Definitions. For purposes of this Agreement:
(a)The term “Change in Control” means a change in control of the Corporation, occurring after the date hereof, which would be required to be reported in response to Item 6(e) of Schedule 14A under Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement. Without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred if: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which (A) members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter or (B) the voting securities of the Corporation outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity, or any direct or indirect parent entity thereof) more than 51% of the combined voting power of the voting securities of the surviving entity, or any direct or indirect parent entity thereof, outstanding immediately after such transaction with the power to elect at least a majority of the board of directors or other governing body of such entity; (iii) an involuntary case or other proceeding shall be commenced against the Corporation seeking liquidation, reorganization or other relief with respect to its debts under any federal, state or foreign bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and, such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days, or an order for relief shall be entered against the Corporation under any such bankruptcy laws as now or hereafter in effect; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board.
(b)The term “Corporate Status” means the status of a person as a current or former director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation, including as a deemed fiduciary.
(c)The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(d)The term “Expenses” shall be broadly construed and shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, communication charges, postage, delivery service fees, and all other customary direct or indirect disbursements or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding or a proceeding to enforce Indemnitee’s rights under this Agreement. The term “Expenses” shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of payments under this Agreement. The parties agree that, to the fullest extent permitted by law, for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being prudent and appropriate in the good faith judgment of such counsel shall be presumed conclusively to be reasonable Expenses. To the fullest extent permitted by law, the Corporation agrees that, in any proceeding for an advancement of Expenses, it will not assert or make any claim that any Expenses (including without limitation attorneys’ fees and expert witness or consultant fees) incurred by or on behalf of Indemnitee are not reasonable if counsel for Indemnitee certifies by affidavit his or her belief that such Expenses were prudent and appropriate in the good faith judgment of such counsel; provided that, following the final disposition of the Proceeding for which Expenses are advanced, the Corporation may seek to recover any Expenses that it establishes are not reasonable in an action brought to enforce the undertaking granted by Indemnitee pursuant to Section 9. The term “Expenses” shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.
(e)The term “Independent Counsel” means an attorney, a law firm, or a member of a law firm, who (or which) is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation, any entity or enterprise controlled by the Corporation, or Indemnitee or any entity controlled by Indemnitee, in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(f)The term “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, except one initiated by an Indemnitee pursuant to Section 12 of this Agreement to enforce Indemnitee’s rights under this Agreement. Without limiting the foregoing, the term “Proceeding” shall include any arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, subpoena or other response to process served, request for information from government agencies or other third parties, internal investigation, any other proceeding or other process that Indemnitee in good faith believes might lead to the institution of a Proceeding.
(g)References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
Section 2.Services by Indemnitee. Indemnitee agrees to serve as a [director/officer] of the Corporation. Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law) in which event the Corporation shall have no obligations under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or any other entity or enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve in the aforementioned capacity with the Corporation in accordance with the terms of this Agreement.
Section 3.Indemnification. The Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Proceeding. For purposes of this Section 3, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to the fullest extent authorized or permitted by any amendments to or replacements of the Delaware General Corporation Law (the “DGCL”) that increase the extent to which a corporation may indemnify its officers and directors (including amendments to or replacements of any provisions that authorize or contemplate additional indemnification by agreement). For the avoidance of doubt, if Indemnitee becomes a party to, or is otherwise involved in, any Proceeding initiated by the Corporation or any governmental or regulatory body to require Indemnitee to repay an advancement of expenses from the Corporation or to obtain a determination from a judicial or regulatory body that indemnification is prohibited by applicable law, the Corporation shall, to the fullest extent permitted by law, indemnify Indemnitee for the Expenses Indemnitee incurs in such suit and advance Expenses to Indemnitee prior to the final disposition of such suit.
Section 4.Proceedings Other Than Proceedings by or in the Right of the Corporation. Without limiting the scope of Section 3, Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines, other monetary remedies and amounts paid in settlement incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
Section 5.Proceedings by or in the Right of the Corporation. Without limiting the scope of Section 3, Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in any such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Corporation in such event if, and only to the extent that, the Court of Chancery of the State of Delaware (the “Chancery Court”), or the court in which such Proceeding shall have been brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the Chancery Court or such other court shall deem proper.
Section 6.Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, fines, penalties, other monetary remedies, amounts paid or to be paid in settlement in connection with any claim relating to a Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the events or transactions giving rise to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such events or transactions.
Section 7.Indemnification for Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is successful, on the merits or otherwise, in defense of any Proceeding, or in defense of any Claim, issue or matter therein, Indemnitee shall be indemnified by the Corporation against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section and without limiting the foregoing, to the fullest extent permitted by law, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, or, in the case of a government or other third-party inquiry, conclusion of such inquiry without formal action, shall be deemed to be a successful result as to such claim, issue or matter.
Section 8.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding (and is not a party or threatened to be made a party to such Proceeding), Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
Section 9.Advancement of Expenses. The Corporation shall advance, to the extent not prohibited by applicable law, all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Execution of this Agreement shall constitute an undertaking by Indemnitee that Indemnitee undertakes to repay any Expenses advanced if it shall ultimately be determined (by a court of competent jurisdiction in a final judgment not subject to appeal) that Indemnitee is not entitled to be indemnified by the Corporation against such Expenses. Advances shall be unsecured and interest free. Advances shall be made without regard to

Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. The right to advancement under this Agreement shall include (a) advancement for any and all Expenses incurred pursuing an action to enforce the rights of advancement, indemnification or other rights set forth in this Agreement, and (b) Expenses incurred in preparing and forwarding statements to the Corporation to support any claims for advancement under this Agreement. Indemnitee may, in Indemnitee’s written request for advancement, specify whether the Corporation shall (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses, and any advancement of Expenses by the Corporation shall be in accordance with such specification by Indemnitee.
Section 10.Procedure for Determination of Entitlement to Indemnification or Contribution.
(a)To obtain indemnification or contribution under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or contribution. Without limiting the foregoing sentence, Indemnitee must provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other similar document relating to such Proceeding with which Indemnitee is served or otherwise received and which is reasonably requested by the Corporation. The Corporation will be entitled to participate in any Proceeding at its own expense. Indemnitee shall have the right to engage Indemnitee’s own counsel in connection with any Proceeding. Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and Indemnitee. The Secretary of the Corporation shall, promptly upon receipt of any such request for indemnification or contribution, advise the Board in writing that Indemnitee has requested indemnification or contribution.
(b)Upon written request by Indemnitee for indemnification or contribution pursuant to Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in such case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum, (B) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors even though less than a quorum, (C) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, as determined by the Board, or (iii) if so directed by the Board, by the stockholders of the Corporation. If it is so determined that Indemnitee is entitled to indemnification or contribution, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification or contribution, including without limitation providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation and the Corporation hereby agrees to indemnify and hold Indemnitee harmless therefrom, to the fullest extent permitted by applicable law.
(c)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b), the Independent Counsel shall be selected as provided in this Section 10(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Corporation or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 10(c), regardless of the manner in which such Independent Counsel was selected or appointed. The Corporation shall indemnify Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Upon the due commencement date of any judicial proceeding pursuant to Section 12, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
Section 11.Presumptions and Effects of Certain Proceedings.
(a)To the fullest extent permitted by applicable law, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a), and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to the presumption.
(b)If the person, persons or entity empowered or selected under Section 10 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b).
(c)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(d)The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or any entity or enterprise that Indemnitee is serving at the request of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
Section 12.Remedies of Indemnitee.
(a)In the event that (i) a determination is made pursuant to Section 10 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 of this Agreement within 90 days after the later of the receipt by the Corporation of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification is not made pursuant to Section 7, Section 8 or the last sentence of Section 10(b) within ten days after receipt by the Corporation of a written request therefor, (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 10 or 11, (vi) payment of contribution is not made within 30 days after receipt by the Corporation of a written request therefor, or (vii) the Corporation or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in the Chancery Court of Indemnitee’s entitlement to such contribution, indemnification or advancement of Expenses. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.
(b)In the event that a determination shall have been made pursuant to Section 10 that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination and the Corporation may not refer to or introduce into evidence any determination pursuant to Section 10 of this Agreement adverse to Indemnitee. In any judicial proceeding commenced pursuant to this Section, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(c)If a determination shall have been made or deemed to have been made pursuant to Section 10 or 11 that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.
(d)The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.
(e)In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall, to the fullest extent permitted by law, be entitled to recover from the Corporation, and be indemnified by the Corporation against, any and all Expenses incurred by Indemnitee in such judicial adjudication regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.
(f)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.
Section 13.Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
(a)The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Certificate of Incorporation or Restated Bylaws of the Corporation, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in such Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.
(b)Indemnitee’s rights under this Agreement to receive payment of amounts as indemnification or advancement of Expenses shall not be subject to offset, set-off or reduction on account of, and shall be separate from, any obligation or liability that Indemnitee may have to the Corporation or any subsidiary and shall be paid without regard thereto.
(c)The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
(d)In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
Section 14.Insurance. Nothing in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or Indemnitee against any Expenses, judgments, penalties, fines, other monetary remedies and amounts paid in settlement incurred by Indemnitee in any such capacity, or arising out of Indemnitee’s status as such, whether or not Indemnitee would be indemnified against such expense, liability or loss under this Agreement. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents of fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee serves or served at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available under such policy or policies for any person then serving as a director, officer, employee, agent or fiduciary. Further, in the event of a Change in Control the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a fixed period of six years thereafter (otherwise known as a “tail policy”), and such coverage shall be placed by the incumbent broker using the policies that were in place at the time of the Change in Control, and shall be placed with an insurance carrier with an AM Best rating that is the same or better than the AM Best ratings of the expiring policies.
Section 15.Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Corporation; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Corporation shall use its reasonable best efforts to require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession has taken place.

Section 16.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself held invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself held invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 17.Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement:
(a)to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;
(b)to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law);
(c)to make any indemnity or advancement that is prohibited by applicable law; or
(d)to make any indemnity or advancement for claims initiated or brought by Indemnitee (including Expenses incurred by Indemnitee in defending any affirmative defenses or counterclaims brought or made in connection with a claim initiated by Indemnitee), except (i) with respect to proceedings brought to establish or enforce a right to receive advancement of Expenses incurred in connection with a Proceeding brought pursuant to Section 1 of this Agreement or indemnification under this Agreement or any other agreement or insurance policy or under the Charter or Bylaws now or hereafter in effect relating to indemnification or advancement (which shall be governed by Section 12 of this Agreement), (ii) if the Board has approved the initiation or bringing of such claim, or (iii) as otherwise required under Delaware law; provided that, for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this clause, to have initiated or brought any claim by reason of (x) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (y) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee.
Section 18.Procedures for Notification and Defense of Claim.
(a)Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Corporation shall include, in reasonable detail, a description of the nature of the

Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay actually and materially prejudices the Corporation.
(b)If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Corporation has directors’ and officers’ liability insurance in effect, the Corporation shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Corporation shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(c)In the event the Corporation may be obligated to make any indemnity in connection with a Proceeding, the Corporation shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee for any fees or expenses of separate counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Corporation’s assumption of the defense of any such Proceeding, the Corporation shall be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Corporation, (ii) counsel for the Corporation or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, (iii) the Corporation is not financially or legally able to perform its indemnification obligations or (iv) the Corporation shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. The Corporation shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding other than at the Corporation’s expense. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation.
(d)Indemnitee shall give the Corporation such information and cooperation in connection with the Proceeding as may be reasonably appropriate.
(e)The Corporation shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) without the Corporation’s prior written consent. The Corporation shall not, without Indemnitee’s prior written consent, settle any Proceeding (or any part thereof) in any manner that would attribute to Indemnitee any individual admission of liability or wrongdoing or that would impose any penalty, fine or other obligation or restriction on Indemnitee. Neither the Indemnitee nor the Corporation will unreasonably withhold his, her, or its consent to any proposed settlement.
Section 19.Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart, signed by the party against whom enforceability is sought, may constitute evidence of the existence of this Agreement.
Section 20.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 21.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 22.Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)If to Indemnitee, to:
[ADDRESS]
(b)If to the Corporation, to:
Hope Bancorp, Inc.
[ADDRESS]
Attention: Corporate Secretary
or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.
Section 23.Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws in effect in the State of Delaware, without regard to its conflict of laws rules. The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Chancery Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 22 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court has been brought in an improper or inconvenient forum.
Section 24.Enforcement; Specific Performance. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to serve or to continue to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity. The parties hereto agree that a delayed monetary remedy for breach of this Agreement shall cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce the Corporation’s obligations to advance Expenses provided under this Agreement by seeking injunctive relief and/or specific performance hereof, without further showing actual damage or irreparable harm. The parties hereto further agree that Indemnitee shall be entitled to any such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Corporation hereby waives any such requirement of a bond or undertaking. Nothing herein shall prevent Indemnitee from seeking or obtaining any other relief to which Indemnitee may be entitled.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

HOPE BANCORP, INC.                    INDEMNITEE

_____________________________                __________________________
[Name]                             [Name]
[Title]